Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-75622, 33-78537, 333-83237 and 333-108805) of Albemarle Corporation of our report dated January 30, 2004 relating to the financial statements, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Richmond, Virginia

February 27, 2004